UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2007

Health Sciences Group, Inc.

(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

(310) 242-6700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Pursuant to Section 14.2(c) of the Agreement and Plan of Reorganization dated January 17, 2007 between Health Sciences Group, Inc. (the “Corporation”) and its newly formed wholly owned subsidiary, Kalahari, Inc., a Delaware corporation formed for the purpose of acquiring the business and assets of Kalahari Limited, a Georgia corporation (the “Agreement”), Health Sciences Group is required to provide a minimum of $1,000,000 to Kalahari, Inc. (DE) as a condition to Closing by March 31, 2007. The Corporation was unable to meet this Closing condition prior to March 31, 2007. As a result, the Agreement has been terminated.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Due to the Corporation’s inability to close on the Kalahari acquisition by March 31, 2007, Mr. Stuart Gold tendered his resignation as Chief Executive Officer of Health Sciences Group, Inc. and Kalahari, Inc. (DE), effective as of February 16, 2007. Mr. Gold’s resignation was due to the Corporation's inability to successfully acquire the business and assets of Kalahari, Ltd. and was not due to a disagreement with the Corporation on any matter relating to its operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated: April 9, 2007	By:	/s/ Fred E. Tannous

Fred E. Tannous Chief Financial Officer, Principal Financial Officer, and Co-chairman

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